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                                                                    Exhibit 99.1

This filing relates to a planned merger between MIM Corporation ("MIM") and Chronimed Inc. ("Chronimed"), pursuant to the terms of an Agreement and Plan of Merger, dated as of August 9, 2004 (the "Merger Agreement"), by and among MIM, Corvette Acquisition Corp. (a wholly owned subsidiary of MIM) and Chronimed. The Merger Agreement is on file with the U.S. Securities and Exchange Commission ("SEC") as an exhibit to the Current Report on Form 8-K, filed by Chronimed on August 9, 2004 and is incorporated by reference into this filing.

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   CHRONIMED INC. ANNOUNCES LITIGATION BROUGHT RELATING TO ITS MERGER WITH MIM
                                  CORPORATION

MINNETONKA, MN--August 26, 2004--Chronimed Inc. (Nasdaq: CHMD) announced today that a complaint has been filed in Hennepin County District Court in Minneapolis, Minnesota against Chronimed and Chronimed's Board of Directors. The complaint relates to the pending merger between Chronimed and MIM Corporation (Nasdaq: MIMS). Under the terms of the merger agreement between the parties dated August 9, 2004, Chronimed and MIM would combine under the name "BioScrip(R)" and Chronimed's shareholders would receive 1.025 shares of MIM common stock in exchange for each share of Chronimed common stock.

The plaintiff seeks to have the court certify his individual action as a class action on behalf of a class of Chronimed shareholders. The plaintiff requests that the court enjoin the merger and award the plaintiff costs and disbursements of the action, including attorney's and expert's fees.

"The complaint contains many inaccuracies about the merger, and it is without merit," said Henry Blissenbach, Chronimed's Chairman, Chief Executive Officer and President. "We intend to vigorously defend against it and plan to continue moving forward with the merger."

ABOUT CHRONIMED

Chronimed Inc. is a specialty pharmacy that distributes prescription drugs and provides specialized therapy management services for people with certain conditions, including HIV/AIDS, organ transplants, and diseases treated with biotech injectable medications. Chronimed works with patients, physicians and other health care providers, pharmaceutical manufacturers, health plans and insurers, and government agencies to improve clinical and economic outcomes. Chronimed's web site address is www.chronimed.com.



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FORWARD LOOKING STATEMENTS

This press release may contain statements that constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intent, belief or current expectations of Chronimed and its directors and officers with respect to the litigation. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. Important factors that could cause such differences are described in the periodic filings by Chronimed with the Securities and Exchange Commission ("SEC").

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This press release may be deemed to be solicitation material in respect of the merger of MIM and Chronimed. In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. SHAREHOLDERS OF CHRONIMED ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/ PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The final joint proxy statement/prospectus will be mailed to shareholders of Chronimed. Investors and security holders will be able to obtain the documents free of charge at the SEC's web site, www.sec.gov or from Chronimed Investor Relations at 10900 Red Circle Drive, Minnetonka, MN 55343.

PARTICIPANTS IN SOLICITATION

Chronimed and its and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of merger. Information concerning Chronimed's participants is set forth in the proxy statement, dated October 7, 2003, for Chronimed's 2003 annual meeting of shareholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of Chronimed in the solicitation of proxies in respect of the merger will be included in the registration statement and joint proxy statement/prospectus to be filed with the SEC.

CONTACTS:

Brad Schumacher
Investor Relations
Chronimed Inc.
952-979-3942
Email: bschumacher@chronimed.com